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                                                                     Exhibit 2.3

                                AMENDMENT NO. 1

                                      TO

                         AGREEMENT AND PLAN OF MERGER


     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of January 21, 2000 (this "Amendment"), is entered into among Unit Corporation, a Delaware corporation ("Acquiror"), Unit Acquisition Company, an Oklahoma corporation ("Merger Subsidiary")and a wholly owned subsidiary of Acquiror, and Questa Oil & Gas Co., a Colorado corporation ("Questa").

     WHEREAS, as of December 8, 1999, Acquiror, Merger Subsidiary and Questa entered into a certain Agreement and Plan of Merger (the "Merger Agreement"); and

     WHEREAS, the parties hereto desire to amend the Merger Agreement in certain respects; and

     WHEREAS, Section 11.03 of the Merger Agreement provides that the Merger Agreement may be amended by the parties thereto by action taken at any time before or after approval of the Merger, if set forth in an instrument in writing signed by the parties thereto;

     NOW THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. All capitalized terms used but not separately defined in this Amendment shall have the meanings assigned to such terms in the Merger Agreement.

     2.   The Merger Agreement is hereby amended as follows:

               Section 10.01(b)(i) shall be amended to read in its entirety a follows:

               (b)  by either Questa or Acquiror,

                         (i) if the Merger has not been consummated by March 30, 2000 (the "End Date"); provided that if (x) the Effective
                              --------
               Time has not occurred by the End Date by reason of non-satisfaction of any of the conditions set forth in Sections 9.01(b), 9.01(d), 9.02(b), 9.02(c), 9.02(d) or 9.02(j) and (y)
               all other conditions in Article 9 have theretofore been satisfied or (to the extent legally permissible) waived or are then capable of being satisfied, the End Date will be April 30, 2000; provided further that the right to terminate this Agreement under this
               Section 10.01(b)(i) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the End Date; or

     3. The Merger Agreement is hereby ratified by each of the parties hereto, and the terms and provisions of the Merger Agreement as amended pursuant to
Section 2 hereof shall remain in full force and effect.

     4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Acquiror, Merger Subsidiary and Questa have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
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                                   UNIT CORPORATION


                                        /s/ John G. Nikkel
                                   ------------------------------
                                   John G. Nikkel
                                   President


                                   UNIT ACQUISITION COMPANY


                                        /s/ John G. Nikkel
                                   ------------------------------
                                   John G. Nikkel
                                   President


                                   QUESTA OIL & GAS CO.


                                        /s/ Alan W. Meeks
                                   ------------------------------
                                   Alan W. Meeks
                                   President